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SCHEDULE A   (Dollars in Thousands, except per share data and ratios)
                                                                                                      For the Nine Months
DELTA AND PINE LAND COMPANY
                         -----------------For the Years Ended August 31,------------------------        Ended May 31,      Sept. 21,
                             1992       1993        1994        1995        1996        1997             1997    1998         1998
                         ------------------------------------------------------------------------     -----------------    ---------
SELECTED BALANCE SHEET ITEMS                                                                          (Unaudited)


Accounts Receivable                                               $5,252     $66,650     $95,437             $183,707
Inventory                                                         20,168      41,460      42,886               58,931
Current Assets                24,065      23,979      29,269      36,296     111,940     145,449              261,722
Current Liabilities           20,194      17,634      18,883      24,695      75,966     112,524              177,457
Working Capital                3,871       6,345      10,386      11,601      35,974      32,925               84,265
Short Term Debt                                                                2,595         259               23,940
Current Maturities LTD         3,250           0           0           0           0           0                    0
L T Debt and Preferred St     13,750       1,104      14,047      12,814      31,545      30,652               56,194
Com Stckhldrs' Equity         11,172      31,593      38,024      47,860      69,261      72,451               99,492
Total Capitalization          24,922      32,697      52,071      60,674     100,806     103,103              155,686
Total Assets                  45,561      50,958      72,394      87,542     179,660     220,656              339,401

SELECTED INCOME STATEMENT ITEMS

Sales                         68,395      77,605      80,602      98,950     153,271     183,249  189,167     208,614
Cost of Goods Sold            39,395      45,192      48,135      55,946      97,477     116,289  119,933     139,382
Gross Profit                  29,000      32,413      32,467      43,004      55,794      66,960   69,234      69,232
Other Income                                             552         539         383         463      467           0
Interest Expense                                       1,366       2,038       2,418       2,204    2,083       2,570
Deprec and Amor Exp                                    2,544       3,150       4,026       5,060    3,691       5,030
Sell, Gen & Admin Exp                                 13,971      17,213      18,818      21,189   16,982      20,352
Other Operating Expenses                               5,496       6,631      11,212      13,651   11,056      14,673
Other Expenses                                             0           0           0           0        0         254
Pre-Tax Income                12,458      13,767      12,186      17,661      23,729      30,379   39,580      31,383
Taxes                          4,608       5,149       4,359       6,726       8,453      10,448   14,073      12,278
N I From Continuing Ops        7,850       8,618       7,827      10,935      15,276      19,932   25,507      19,105
Dis Ops  Extrao                    0           0           0           0           0     (13,019)       0           0
Net Income                     7,850       8,618       7,827      10,935      15,276       6,913   25,507      19,105
Preferred Dividends                0           0           0           0          39          63       45          72
N I from Cont Ops ava for Com  7,850       8,618       7,827      10,935      15,237      19,869   25,462      19,033
EBITDA                                                16,096      22,849      30,173      37,643   45,354      38,983

SELECTED LIQUIDITY, COVERAGE & LEVERAGE RATIOS


Current ratio                   1.19        1.36        1.55        1.47        1.47        1.29                 1.47
Collection period (days)                                           19.37       85.61      161.42          *    251.33 *
Inventory turnover                                                  2.77        3.16        2.76          *      2.67 *
Sales / Assets (Avg)            1.69        1.61        1.31        1.24        1.15        0.92          *      0.72 *
EBIT / Interest                                         9.92        9.67       10.81       14.78          *      9.24 *
EBITDA/DMLTD+Interest                                  11.78       11.21       12.48       17.08          *     11.62 *
Assets / Equity                 0.34        0.44        0.56        0.54        0.44        0.35                 0.31
Equity / Ttl Cap[italiz (Avg)   0.61        0.74        0.82        0.76        0.73        0.69                 0.66

SELECTED PROFITABILITY RATIOS

N I Con Ops avail com sh/Sales 11.48%      11.10%       9.71%      11.05%       9.94%      10.84%   10.82%*      6.63%*
N I Con Ops avail com sh/AvEqu 57.65%      40.30%      22.49%      25.46%      26.02%      28.04%         *     15.63%*
N I Con Ops avail com sh/AvAss 19.44%      17.86%      12.69%      13.67%      11.40%       9.93%         *      4.80%*
Gross Profit / Sales           42.40%      41.77%      40.28%      43.46%      36.40%      36.54%   36.60%      33.03%*
Operating Expense / Sales                              24.15%      24.10%      19.59%      19.01%   14.82%      20.64%*
Taxes / Pretax income          36.99%      37.40%      35.77%      38.08%      35.62%      34.39%   35.56%      39.12%

SELECTED EARNINGS AND PRICING RATIOS

LTM EPS From Cont Operations   $0.23       $0.25       $0.22       $0.29       $0.39       $0.50    $0.49       $0.33    $0.33 **
Wtd Aver EPS Cont Ops (5 Yrs)                                                              $0.37                         $0.37 ***
Forecasted Next Yr EPS 8/99                                                                                              $1.03
Fully diluted EPS as reported  $0.23       $0.25       $0.22       $0.29       $0.39       $0.17    $0.64       $0.47
Dividend per share             $0.00       $0.00       $0.05       $0.05       $0.06       $0.08    $0.06       $0.09    $0.12 ****
Dividend yield                                                                              0.28%                         0.26%
Percentage payout               0.00%       0.00%      20.45%      15.52%      15.90%      45.88%    8.80%      19.15%   36.36%
Last 12 Mo sales per sha       $2.01       $2.25       $2.17       $2.63       $3.90       $4.60                $5.00    $5.00 **
Last 12 Mo EBITDA per sha                              $0.43       $0.61       $0.77       $0.94                $0.77    $0.77 **
Book value per share           $0.33       $0.92       $1.03       $1.27       $1.80       $1.93                $2.60    $2.60 **
Price / Share                                                                             $27.56                        $46.25
Invested capital per share                                                                $28.38                        $48.34
Price / Share - LTM EPS - Cont ops                                                         55.13 x                      140.15 x
Price / Share - Wt Av EPS con ops 5yr                                                      73.66 x                      123.61 x
Price / Share - Forecasted EPS                                                                                           44.90 x
Price / Share - Book value per share                                                       14.31 x                       17.79 x
Price / Share - Sales per share LTM                                                         6.00 x                        9.24 x
Price / Share - EBITDA per share LTM                                                       29.19 x                       59.92 x
Invested cap / Share Sales per share LTM                                                    6.17 x                        9.66 x
Invested cap / Share EBITDA per share LTM                                                  30.06 x                       62.63 x
End of Period shares Outstanding                              37,076,720  37,563,787  37,609,849               38,267,283
Wtd aver shares Outstand  34,041,746  34,497,778  37,064,889  37,589,000  39,264,000  39,863,000   39,638,000  40,516,000

SELECTED GROWTH RATE CALCULATIONS

CAGR in Assets 1,2,3,4,5 Yrs               11.85%      26.05%      24.32%      40.92%      37.10%
CAGR in Sales 1,2,3,4,5 Yrs                13.47%       8.56%      13.10%      22.35%      21.79%
CAGR in FD EPS con ops 12345Yr              6.45%      -3.28%       7.64%      13.80%      16.55%
EPS Cont Ops 5yr aver                                                                      $0.33
EPS Cont Ops 5yr std dev                                                                   $0.10
CAGR in FD EPS 12345yrs                     7.53%      -2.73%       7.64%      13.80%      -6.07%
EPS 5 yr average                                                                           $0.26
EPS (5 Year Standard Deviation)                                                            $0.07






                                   EPS Cont. Ops. - Earnings per share before discontinued
                                       operations and/or extraordinary and nonrecurring items
                                   nmf - Not meaningful
                                   * Annualized
                                   ** As of 5/31/98
                                   *** As of 8/31/97
                                   **** Indicated dividend rate

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